Exhibit 20.2

ARRAN  FUNDING  LIMITED - SERIES 05-B

FORM  OF  MONTHLY  SERVICER'S REPORT

Bloomberg Ticker Number:                          ARRAN2005

Arran Funding Limited - Series:                   05-B

ABS - Credit Card - Bank, Closing Date:           December 15, 2005

As at:                                             September 15, 2006

                     RATING (S&P/Moodys/Fitch)        POOLFACTOR         PAY       NEXT PAY                      COUPON
TRANCHE   CURRENCY    ORIGINAL       CURRENT      ORIGINAL   CURRENT  FREQUENCY      DATE               BASIS               CURRENT
------------------------------------------------------------------------------------------------------------------------------------
Class A1     USD    AAA /Aaa/AAA   AAA /Aaa/AAA     100%      100%    Quarterly  15 Dec 2006 3 Mth $ LIBOR       + 0.05%    5.37938%
Class A2     EUR    AAA /Aaa/AAA   AAA /Aaa/AAA     100%      100%     Monthly   16 Oct 2006 1 Mth EURIBOR       + 0.09%    3.19500%
Class A3     GBP    AAA /Aaa/AAA   AAA /Aaa/AAA     100%      100%    Quarterly  15 Dec 2006 3 Mth (pound) LIBOR + 0.09%    4.82406%
Class B3     GBP       A/A1/A         A/A1/A        100%      100%    Quarterly  15 Dec 2006 3 Mth (pound) LIBOR + 0.26%    4.99406%
Class C1     USD    BBB/Baa2/NR     BBB/Baa2/NR     100%      100%    Quarterly  15 Dec 2006 3 Mth $ LIBOR       + 0.40%    5.72938%
Class C3     GBP    BBB/Baa2/NR     BBB/Baa2/NR     100%      100%    Quarterly  15 Dec 2006 3 Mth (pound) LIBOR + 0.46%    5.19406%

                 Scheduled start of Controlled Accumulation Period:   1 June, 2009
                 Expected maturity:                                   15 December, 2010
                 Legal final maturity:                                15 December, 2012
                 Structure:                                           Sr/sub Seq Pay
                 Tax Election:                                        Debt
                 Amort. Type:                                         Soft Bullet
                 Transferors:                                         The Royal Bank of Scotland plc / National Westminster Bank plc
                 Originators:                                         The Royal Bank of Scotland plc / National Westminster Bank plc
                 Servicer:                                            RBS Cards, a division of The Royal Bank of Scotland plc
                 Trustee:                                             Bank of New York (The)
                 Underwriter:                                         The Royal Bank of Scotland plc

Pool Performance

Month end          Gross    Expense    Gross Charge      Excess      Excess       Transferor Interest
                 Yield (%)  Rate (%)   Off Rate (%)    Spread (%)   Spread (%)             %            Min %
                                                                   Roll 1/4 Ave
Aug 31, 2006      19.12%     5.92%            7.81%      5.39%         6.08%             38.88%            6%
Jul 31, 2006      18.33%     5.33%            6.81%      6.19%         6.51%             39.76%            6%
Jun 30, 2006      18.97%     5.85%            6.46%      6.66%         6.41%             40.08%            6%
May 31, 2006      19.69%     5.67%            7.35%      6.68%         6.47%             41.07%            6%
Apr 30, 2006      16.60%     4.98%            5.72%      5.89%         6.33%             41.51%            6%
Mar 31, 2006      20.15%     6.06%            7.25%      6.84%         6.76%             41.18%            6%

Delinquencies (Principal receivables which are 30 days or more past due)

                                      (% Pool)
                ------------------------------------------------------
Month end        30-59 days   60-89 days    90-179 days      180+ days   Total
---------        ----------   ----------    -----------      ---------   -----

Aug 31, 2006       1.28%         0.98%         2.47%           3.50%     8.23%
Jul 31, 2006       1.28%         0.96%         2.48%           3.44%     8.16%
Jun 30, 2006       1.22%         0.97%         2.45%           3.39%     8.03%
May 31, 2006       1.24%         1.01%         2.35%           3.28%     7.88%
Apr 30, 2006       1.32%         0.98%         2.30%           3.28%     7.88%
Mar 31, 2006       1.25%         0.96%         2.27%           3.17%     7.65%

Payment Rate

                     Payments                                     Pool balance
                 --------------------------------                 ------------
Month End        Total ((pound)000)     Rate (%)                   (pound)000

Aug 31, 2006           1,141,613         23.38%                    4,812,820
Jul 31, 2006           1,099,658         22.39%                    4,883,405
Jun 30, 2006           1,144,949         22.93%                    4,911,036
May 31, 2006           1,202,916         23.90%                    4,992,642
Apr 30, 2006             977,762         19.57%                    5,033,594
Mar 31, 2006           1,302,500         24.99%                    4,996,352

Average Actual Balance:                         (pound) 1,093

Number of Accounts:                                 4,404,255

IN WITNESS WHEREOF, the undersigned has duly executed this Monthly Servicer's Report as of the 15th day of September, 2006.

The Royal Bank of Scotland plc, as Servicer
By:
Name: Patrick Neville
Title: Director, Finance, Cards Business